EXHIBIT 99.1

                        HAIRMAX INTERNATIONAL BECOMES A
                       BUSINESS DEVELOPMENT COMPANY (BDC)


     HAIRMAX INTERNATIONAL INC.(HRMX) MANAGEMENT ANNOUNCED TODAY THAT HAIRMAX INTERNATIONAL INC. HAS FILED AN ELECTION TO BECOME A BUSINESS DEVELOPMENT COMPANY, WITH THE U.S. SECURITIES EXCHANGE COMMISSION, AND TO BE FURTHER REGULATED UNDER THE INVESTMENT COMPANY ACT OF 1940, PURSUANT TO SECTION 54 OF THE ACT. THE COMPANY IS MAKING THIS TRANSITION TO A BDC TO FURTHER ENHANCE ITS OPPORTUNITIES TO INVEST IN SELECTED BUSINESSES IN THE BEAUTY AND RELATED INDUSTRIES IN ORDER TO FURTHER BUILD AND DEVELOP THE COMPANY. ADDITIONAL CHANGES INCLUDE THE PLANNED RESTRUCTURING OF THE BOARD OF DIRECTORS SO THAT IT WILL CONSIST OF A MAJORITY OF INDEPENDENT DIRECTORS, AND THE FORMATION IN THE FUTURE OF A BUSINESS INVESTMENT COMMITTEE TO ADVISE ON POTENTIAL ACQUISTIONS FOR THE COMPANY.

EDWARD A. ROTH, PRESIDENT AND CEO STATED "WE LOOK FORWARD TO THE MANY BENEFITS AND CHALLENGES OF BECOMING A BUSINESS DEVELOPMENT COMPANY. THIS TRANSFORMATION, WILL HELP WITH OUR PLANS TO GROW BY INVESTMENT AND ACQUISTION, AND WILL POSITION US IN THE SAME LEAGUE AS MANY SUCCESSFUL BDCS PRESENTLY TRADING ON THE NASDAQ AND OVER-THE-COUNTER BULLETIN BOARD EXCHANGES".

Hairmax International, Inc. is a Business Development Company, operated pursuant to the Investment Company Act of 1940. It holds various enterprises as investments, and seeks to develop companies in which it has an interest. It specializes in business development within the personal services industry. These include the company's HAIRMAX subsidiaries, as well as future acquisitions of existing businesses that further serve to enhance the company's business operations.

This press release may include statements that constitute "forward-looking" statements usually containing the words "plans," "expects," "believes," "projects," "intends" or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by the company with the Securities and Exchange Commission including forms 8k, 10sb, and 10-ksb. These risks and uncertainties include, but are not limited to the following: Company's limited working capital, competitive nature of hair services, consumer spending habits, legal and economic uncertainties, and changes in consumer shopping trends and or availability of financing.

Contact  Information:  Hairmax International Corp., Coral Springs,Florida Edward
A.  Roth,  954-825-0299  URL:  http://www.hairmax.cc corporate@hairmaxsalons.com